Exhibit 99.5

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On May 31, 2005, Resolution Performance Products Inc. (“Resolution Performance”) and Resolution Specialty Materials Inc. (“Resolution Specialty”) were combined with and into Borden Chemical, Inc. (the “Combinations”), each of which were controlled by Apollo Management L.P. and its affiliates (“Apollo”). Borden Chemical, Inc. (“Borden Chemical”) was acquired by an affiliate of Apollo (the “Borden Acquisition”) on August 12, 2004. The Borden Acquisition, the related offering of second-priority senior secured floating rate notes (the “Original Floating Rate Notes”) and 9% second-priority senior secured notes (the “Fixed Rate Notes”) and the related transactions are collectively referred to herein as the “Borden Transaction.” Resolution Performance Products Inc. was acquired by an affiliate of Apollo in a recapitalization transaction (the “Resolution Performance Transaction”) on November 14, 2005. Resolution Specialty Materials Inc. (“Resolution Specialty”), an affiliate of Apollo, acquired the resins, inks and monomers division (the “Resolution Specialty Acquisition”) of Eastman Chemical Company on August 2, 2004. The Resolution Specialty Acquisition and the related transactions are collectively referred to in herein as the “Resolution Specialty Transaction.” The Borden Transaction, the Resolution Performance Transaction and the Resolution Specialty Transaction are collectively referred to herein as the “Prior Transactions”.

Prior to the consummation of the Combinations, on April 29, 2005, an affiliate of Borden Chemical, Inc. acquired Bakelite Aktiengesellschaft (the “Bakelite Acquisition”). The Bakelite Acquisition was financed through a combination of available cash and borrowings under a bridge loan facility, which was refinanced with the proceeds of our second-priority senior secured floating rate notes issued on May 20, 2005 (the “New Floating Rate Notes”, and together with the Original Floating Rate Notes and the Fixed Rate Notes, the “Second-Priority Senior Secured Notes”) and borrowings under our new senior secured credit facilities (collectively, the “Bakelite Financing”). The Bakelite Acquisition, the repayment or assumption of certain of Bakelite’s debt in connection therewith and the Bakelite Financing are collectively referred to herein as the “Bakelite Transaction.”

Upon the consummation of the Combinations, Borden Chemical, Inc. changed its name to Hexion Specialty Chemicals, Inc (“Hexion”).

The unaudited pro forma combined financial data set forth below have been derived by the application of the pro forma adjustments to the historical audited or unaudited combined financial statements of Hexion, appearing in Hexion’s registration statement on form S-1 (File No. 33-124287) (the “Registration Statement”) originally filed with the Securities and Exchange Commission on April 25, 2005, as amended by Amendment No. 1 filed on May 2, 2005, as further amended by Amendment No. 2 filed on June 13, 2005 and as further amended by Amendment No. 3 filed on July 15, 2005. The unaudited combined balance sheet of Hexion as of March 31, 2005, includes Resolution Performance, Resolution Specialty and Borden Chemical as of March 31, 2005. The audited combined statement of operations of Hexion for the year ended December 31, 2004 includes (1) Resolution Performance for the year ended December 31, 2004; (2) Resolution Specialty for the period from the date of acquisition by Apollo on August 2, 2004 through December 31, 2004; and (3) Borden Chemical for the period from the date of acquisition by Apollo on August 12, 2004 through December 31, 2004. The unaudited statement of operations of Hexion for the three months ended March 31, 2005 includes Resolution Performance, Resolution Specialty and Borden Chemical for the three months ended March 31, 2005 and the unaudited statements of operations of Hexion for the three months ended March 31, 2004 includes only Resolution Performance for the three months ended March 31, 2004.

The balance sheet and statements of operations of Resolution Performance and Resolution Specialty included in the combined balance sheet and statements of operations of Hexion, reflect purchase accounting adjustments from the date of acquisition by Apollo on November 14, 2000 and on August 2, 2004, respectively. However, the balance sheet and statements of operations of Borden Chemical was prepared on a historical basis. Borden Chemical has elected not to apply push-down accounting because it is a public reporting registrant as a result of public debt that was outstanding prior to the acquisition and which remains outstanding.

The unaudited pro forma combined balance sheet as of March 31, 2005, gives pro forma effect to the following transactions as if they each occurred on March 31, 2005:

•	the exchange by minority shareholders of their interests as part of the Combinations, the payment of fees and expenses in connection therewith and the Bakelite Transaction; and

•	the borrowing under our new senior secured credit facilities, the issuance of our Second-Priority Senior Secured Notes, the issuance of our Series A Preferred Stock and the application of the net proceeds therefrom to repay existing debt and pay a dividend on our common stock (the “Financings”).

The unaudited pro forma combined statements of operations for the year ended December 31, 2004 and for the three months ended March 2004 and 2005, gives pro forma effect to the Combinations, the Financings, the Bakelite Transaction (collectively, the “Current Transactions”) and the Prior Transactions (other than the Resolution Performance Transaction) as if they occurred on January 1, 2004.

The pro forma adjustments relating to the Bakelite Transaction and the minority interest acquisitions as part of the Combinations are based on preliminary estimates of the fair value of the consideration provided, estimates of the fair values of assets acquired and liabilities assumed and available information and assumptions. The final determination of fair value could result in changes to the pro forma adjustments and the pro forma data included herein.

The final purchase price allocations are also dependent on whether there are any post-closing adjustments on the finalization of asset and liability valuations. These final valuations will be based on the actual net tangible and intangible assets that existed as of the closing dates of the Bakelite Transaction and the Combinations. The Bakelite share purchase agreement provides for a working capital adjustment to the purchase price that was paid at closing. Any final adjustment may change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma combined financial statements, including the adjustment of goodwill.

The unaudited pro forma combined financial information is presented for informational purposes only and does not purport to represent what our results of operations would actually have been if the Prior Transactions and Current Transactions had occurred on the dates indicated nor do they purport to project our results of operations for any future period.

You should read our unaudited pro forma combined financial statements and the accompanying notes in conjunction with all of the historical financial statements and related notes included in the Registration Statement.

HEXION SPECIALTY CHEMICALS, INC.

Unaudited Pro Forma Combined Balance Sheet

as of March 31, 2005

(dollars in millions)

	Actual		Combinations, the Bakelite Transaction and the Financings
	Hexion	Bakelite (1)	Adjustments (2)		Pro Forma
Assets
Current assets:
Cash and equivalents	$158	$10	$(67	)(a)	$101
Accounts receivable	558	135	(4	)(b)	689
Accounts receivable from affiliates	—	23	(23	)(c)	—
Inventories	392	112	(1	)(b)	503
Other current assets	65	10	—		75

	1,173	290	(95)		1,368
Property and equipment	1,271	222	65	(d)	1,558
Goodwill	50	11	53	(d)	114
Other non-current assets	111	6	9	(e)	126
Other intangible assets	86	12	52	(d)	150

Total assets	$2,691	$541	$84		$3,316

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Accounts and drafts payable	$489	$59	$(4	)(b)	$544
Debt payable within one year	12	37	2	(c)	51
Other current liabilities	225	46	—		271

	726	142	(2)		866
Long-term debt	1,843	34	435	(c)(d)	2,312
Long-term pension obligations	—	106	7	(d)	113
Non-pension postemployment benefit obligations	137	—	—		137
Other long-term liabilities	287	31	38	(d)	356

Total liabilities	2,993	313	478		3,784
Series A Preferred Stock	—	—	350	(f)	350
Shareholders’ equity (deficit)	(302)	228	(744	)(g)	(818)

Total liabilities and shareholders’ equity (deficit)	$2,691	$541	$84		$3,316

See Notes to Unaudited Pro Forma Combined Balance Sheet

Notes to Unaudited Pro Forma Combined Balance Sheet

(1) The historical combined balance sheet of Bakelite as of March 31, 2005 has been translated into dollars at the closing exchange rate on March 31, 2005 of 1.2969 U.S. dollars to one euro. The translations should not be construed as representations that the U.S. dollar amounts actually represent such euro amounts or could have been or will be converted into euros at the rate indicated or at all. The historical combined balance sheet of Bakelite as of March 31, 2005 in euros is as follows:

Assets
Current assets:
Cash and equivalents	€8
Accounts receivable	104
Accounts receivable from affiliates	17
Inventories	86
Deferred tax asset	2
Other current assets	6

223
Property and equipment	172
Goodwill	8
Other non-current assets	5
Other intangible assets	9

Total assets	€417

Liabilities and shareholders’ equity
Current liabilities:
Accounts and drafts payable	€45
Debt payable within one year	28
Other current liabilities	36

109
Long-term debt	26
Long-term pension obligations	82
Deferred tax liability	20
Other long-term liabilities	4

241
Shareholders’ equity	176

Total liabilities and shareholders’ equity	€417

(2) Reflects the following: the Combinations, consisting of the exchange by minority shareholders of their interests, the Bakelite Transaction, the Financings, and the payment of fees and expenses in connection therewith.

Set forth below are the estimated sources and uses of funds pertaining to the Bakelite Transaction and the Financings assuming that each transaction was consummated on March 31, 2005.

Sources
Cash on hand	$40
Bakelite debt assumed(i)	56
Bridge loan facility(ii)	250
Borrowings under new senior secured credit facilities	500
Proceeds from Series A Preferred Stock	350
Proceeds from New Floating Rate Notes	148

$1,344

Uses
Bakelite Acquisition consideration(i) (iii)	$267
Repayment of:
Senior secured credit facilities	160
Resolution Specialty senior subordinated notes	52
Bridge loan facility(ii)	250
Common stock dividend	550
Transaction fees and expenses
Bakelite Acquisition	28
Financings and Bakelite Financing	37

$1,344

(i)	Bakelite Acquisition consideration reflects our assumption of $56 of Bakelite debt in connection with the Bakelite Transaction, the assumption of which reduced the cash purchase price dollar-for-dollar. Actual balances as of the closing date were different from those presented herein.

(ii)	The proceeds of the issuance of our New Floating Rate Notes, borrowings under our new senior secured credit facilities and available cash were used to repay all amounts outstanding under the bridge loan facility in connection with the consummation of the Combinations on May 31, 2005.

(iii)	The purchase price under the Bakelite share purchase agreement is subject to a post-closing adjustment based on working capital.

(a)	Reflects the use of available cash of $40 per the above sources and uses table, payment of $17 of combination costs and Bakelite cash not acquired of $10.

(b)	Reflects adjustments to eliminate unrealized profit in inventory and balances resulting from intercompany activity between Hexion and Bakelite.

(c)	Reflects the incurrence of new debt, settlement of existing debt and the settlement of Bakelite net debt not assumed, including accounts receivable from affiliates of $23, debt payable within one year of $3 and long-term debt of $12. The net change in debt reflects the following:

	Debt payable within one year	Long-term portion
New Floating Rate Notes	$—	$148
New senior secured credit facilities	5	495
Repayment of existing debt	—	(212)
Less historical Bakelite debt not assumed	(3)	(12)
Purchase accounting adjustment to reflect the fair value of the Resolution Performance senior subordinated notes and senior secured notes of $9 and $7, respectively	—	16

Net change in long-term debt	$2	$435

(d)	The Bakelite Acquisition has been accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” An allocation of the purchase price to reflect the estimated fair values of certain of Bakelite’s assets and liabilities has been reflected in the unaudited pro forma financial information. In addition, as part of the Combinations, common stock owned by minority shareholders of Resolution Performance and Resolution Specialty of 29% and 5%, respectively, was exchanged, and such exchange was accounted for using the purchase method of accounting. The acquisition cost of the minority interest has been based on the estimated relative fair values of the entities combined. An allocation of the purchase price to reflect the fair values of certain Resolution Performance and Resolution Specialty assets and liabilities has been reflected in the unaudited pro forma combined financial information to step up the assets and liabilities of Resolution Performance and Resolution Specialty.

	Bakelite	Resolution Performance/ Resolution Specialty Minority Interests
Acquisition costs	$267	$112
Acquisition related costs	28	—

Total cost of acquisition	295	112
Estimated fair value of net assets acquired	294	49

Goodwill	$1	$63

The following table summarizes the adjustments to assets acquired and liabilities assumed through purchase accounting.

	Bakelite	Resolution Performance/ Resolution Specialty Minority Interests	Total
Property and equipment	$37	$28	$65
Goodwill	(10)	63	53
Other intangible assets	36	16	52
Long-term debt	—	16	16
Long-term pension obligations	7	—	7
Other long-term liability—deferred tax liability	27	11	38

For purposes of determining the deferred tax liability, the appropriate statutory tax rates of the respective tax jurisdictions to which adjustments relate have been applied.

The Bakelite share purchase agreement provides for a working capital adjustment to the purchase price which was estimated and paid at closing in the amount of $11 and may be adjusted, if necessary. The final purchase price allocations are also dependent on whether there are any post-closing adjustments upon finalizing the asset and liability valuations. These final valuations will be based on the actual net tangible and intangible assets that existed as of April 29, 2005, the closing date of the Bakelite Acquisition. Any final adjustment may change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma combined financial statements, including adjustment of goodwill.

(e)	Reflects the difference between the expected amounts of financing fees which will be capitalized related to the refinancing of existing debt of $20 and the write-off of $11 of unamortized deferred debt issuance cost of debt repaid.

(f)	Reflects the issuance of Series A Preferred Stock. On April 25, 2005, the Company filed its initial registration statement on Form S-1 with the SEC for an initial public offering of its common stock. The net proceeds to the Company therefrom will be used to redeem the Series A Preferred Stock at its accreted amount which is estimated to be $360. The special mandatory redemption feature on the Series A Preferred Stock was terminated upon the consummation of the Combinations on May 31, 2005. As a result, the Series A Preferred Stock is not presented as a liability.

(g)	Reflects the following adjustments to shareholders’ (equity) deficit:

Payment of common stock dividend	$(550)
Preacquisition equity of Bakelite	(228)
Excess of fair value of Resolution Performance and Resolution Specialty minority interests exchanged over net book value	80
Transaction costs not capitalized	(34)
Write-off of unamortized capitalized debt issuance cost	(11)
Elimination of unrealized profit in inventory related to intercompany sales	(1)

$(744)

HEXION SPECIALTY CHEMICALS

Unaudited Pro Forma Combined Statement of Operations

For the year ended December 31, 2004

(dollars in millions)

	Actual				Combinations, Prior Transactions, Bakelite Transaction and Financings
		Preacquisition
	Hexion	Borden (1)	Resolution Specialty (2)	Bakelite (3)	Adjust- ments (4)		Pro Forma
Net sales	$2,019	$984	$440	$699	$(37	)(a)	$4,105
Cost of sales	1,785	832	407	593	(53	)(a)	3,564

Gross profit	234	152	33	106	16		541

Selling, general & administrative expense	163	100	48	82	(4	)(b)	389
Transaction related compensation and other costs	24	—	—	—	—		24
Impairments	2	—	64	20	—		86
Other operating expense	5	4	7	3	—		19

Operating income (loss)	40	48	(86)	1	20		23

Interest expense	118	31	5	4	53	(c)	211
Affiliated interest expense, net	—	—	—	(1)	1	(d)	—
Transaction costs	32	9	—	—	—		41
Other non-operating expense	4	2	1	—	—		7

(Loss) income before tax	(114)	6	(92)	(2)	(34)		(236)

Income tax expense (benefit)	—	143	1	1	(10	)(e)	135

Net loss before nonrecurring charges directly attributable to the transaction	$(114)	$(137)	$(93)	$(3)	(24)		(371)

Cumulative dividend on Series A Preferred Stock					(50	)(f)	(50)

Loss from continuing operations available to common shareholders					$(74)		$(421)

See Notes to Unaudited Pro Forma Combined Statements of Operations

HEXION SPECIALTY CHEMICALS

Unaudited Pro Forma Combined Statement of Operations

For the three months ended March 31, 2005

(dollars in millions)

	Actual		Combinations, Prior Transactions, Bakelite Transaction and Financings
	Hexion	Bakelite (3)	Adjust- ments (4)		Pro Forma
Net sales	$1,012	$193	$(11	)(a)	$1,194
Cost of sales	863	165	(12	)(a)	1,016

Gross profit	149	28	1		178

Selling, general & administrative expense	87	21	(2	)(b)	106
Transaction related compensation and other costs	7	—	—		7
Other operating (income) expense	(4)	1	—		(3)

Operating income	59	6	3		68

Interest expense	46	1	6	(c)	53
Other non-operating expense	9	—	—		9

Income (loss) before tax	4	5	(3)		6

Income tax expense	13	2	—	(e)	15

Net (loss) income before nonrecurring charges directly attributable to the transaction	$(9)	$3	(3)		(9)

Cumulative dividend on Series A Preferred Stock			(12	)(f)	(12)

Loss from continuing operations available to common shareholders			$(15)		$(21)

See Notes to Unaudited Pro Forma Combined Statements of Operations

HEXION SPECIALTY CHEMICALS

Unaudited Pro Forma Combined Statement of Operations

For the three months ended March 31, 2004

(dollars in millions)

	Actual				Combinations, Prior Transactions, Bakelite Transaction and Financings
		Preacquisition
	Hexion	Borden (1)	Resolution Specialty (2)	Bakelite (3)	Adjust- ments (4)		Pro Forma
Net sales	$223	$385	$176	$167	$(7	)(a)	$944
Cost of sales	197	327	162	142	(6	)(a)	822

Gross profit	26	58	14	25	(1)		122

Selling, general & administrative expense	23	34	20	19	—		96
Impairments	—	—	2	3	—		5
Other operating expense	—	3	2	1	—		6

Operating income (loss)	3	21	(10)	2	(1)		15

Interest expense	20	12	2	1	18	(c)	53
Other non-operating income	—	—	—	(1)	—		(1)

Income (loss) before tax	(17)	9	(12)	2	(19)		(37)

Income tax (benefit) expense	(8)	4	—	1	(6	)(e)	(9)

Net (loss) income before nonrecurring charges directly attributable to the transaction	$(9)	$5	$(12)	$1	(13)		(28)

Cumulative dividend on Series A Preferred Stock					(12	)(f)	(12)

Loss from continuing operations available to common shareholders					$(25)		$(40)

See Notes to Unaudited Pro Forma Combined Statements of Operations

Notes to Unaudited Pro Forma Combined Statements of Operations

(1) The Borden Transaction occurred on August 12, 2004. The historical data with respect to Borden Chemical presented in the unaudited pro forma combined statement of operations for the year ended December 31, 2004 relates to the period from January 1, 2004 to August 11, 2004. From August 12, 2004, data with respect to Borden Chemical is included in the Hexion historical data. Historical data for the three months ended March 31, 2004 relates to the period from January 1, 2004 to March 31, 2004.

(2) The Resolution Specialty Transaction occurred on August 2, 2004. The historical data with respect to the Resins, Inks and Monomers Business of Eastman Chemical Company, the predecessor to Resolution Specialty, presented in the unaudited pro forma combined statement of operations for the year ended December 31, 2004 relates to the period from January 1, 2004 to August 1, 2004. From August 2, 2004, data with respect to Resolution Specialty is included in the Hexion historical data. Historical data for the three months ended March 31, 2004 relates to the period from January 1, 2004 to March 31, 2004.

(3) The historical combined statements of operations of Bakelite for the year ended December 31, 2004 and the three months ended March 31, 2004 and 2005 have been translated into U.S. dollars at the average exchange rate for the related period of 1.2478, 1.2395 and 1.3097 U.S. dollars to one euro, respectively. It should be noted that such translations should not be construed as representations that the U.S. dollar amounts actually represent such euro amounts, or could have been or will be converted into euros at the rate indicated or at all. The historical combined statements of operations of Bakelite are as follows:

	Year ended December 31, 2004	Three months ended March 31,
		2004	2005
Net sales	€560	€135	€147
Cost of sales	475	115	126

Gross profit	85	20	21
Selling, general and administrative expense	66	15	16
Impairments	16	2	—
Other operating expense	2	1	1

Operating income	1	2	4
Interest expense	3	1	1
Affiliated interest expense, net	(1)	—	—
Other non-operating expense (income)	—	(1)	—

Loss before income tax	(1)	2	3
Income tax expense	1	1	1

Net (loss) income	€(2)	€ 1	€ 2

To conform the presentation of Bakelite’s with Hexion’s statement of operations for the year ended December 31, 2004 and the three months ended March 31, 2004 and 2005, Bakelite’s distribution expenses of €15, €4 and €4, respectively, has been included in cost of sales and marketing expense of €34, €8 and €8, respectively, has been included in selling, general and administrative expense.

(4) Reflects the following adjustments:

(a)

Elimination of intercompany activity resulted in the reduction of net sales and cost of sales. Additionally, cost of sales reflects the adjustments to decrease depreciation and amortization expense resulting from fair value adjustments to certain property and equipment and amortizable intangible assets, an adjustment to account for inventory on a first-in-first-out basis for both the pre- and post-acquisition periods of Resolution Specialty and an adjustment to reverse an amount which represents the write-up of inventory that was recorded as part of the Resolution Specialty purchase price allocation and subsequently expensed through cost of sales. These entries are summarized as follows:

	Year ended December 31, 2004	Three months ended March 31,
		2004	2005
Sales
Elimination of intercompany activity	$(37)	$(7)	$(11)

Cost of Sales
Elimination of intercompany activity	$(38)	$(6)	$(10)
Decrease in depreciation and amortization	(5)	(1)	(2)
Inventory adjustment for first-in-first-out basis	(1)	1	—
Reverse expensing of inventory write-up	(9)	—	—

	$(53)	$(6)	$(12)

(b)	Reflects the elimination of management fees and an adjustment to decrease amortization expense resulting from fair value adjustments to amortizable intangible assets.

(c)	Represents the new debt issued and the effect of a full year of interest expense related to the debt outstanding as a result of the Transactions:

	Year ended December 31, 2004	Three months ended March 31,
		2004	2005
Original Notes	$41	$10	$10
New Floating Rate Notes	13	3	3
New senior secured credit facilities	31	8	8
Amortization of debt issuance cost	6	2	2
Amortization of debt premium resulting from exchange of minority interests	(3)	(1)	(1)
Less historical interest	(35)	(4)	(16)

Net adjustment to interest expense	$53	$18	$6

The interest rates in effect at March 31, 2005 were used to compute the pro forma adjustments to interest expense except for newly issued variable rate debt, including that issued in the Borden Transaction, for which the rate was based on the current rate. Each one-eighth point change in the assumed interest rates would result in a $1 change in interest expense.

(d)	Affiliated debt and the associated interest income have been eliminated as part of the Bakelite Transaction.

(e)	The appropriate statutory tax rates of the respective tax jurisdictions to which adjustments relate have been applied.

(f)	The Series A Preferred Stock will accrete from its issue date until redeemed. If the Series A Preferred Stock were to remain outstanding, accretion of dividends would total $50 for a year and $12 for three months.